UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 29, 2002

SciQuest, Inc.
(Exact name of Registrant as specified in charter)

Delaware	0-27803	56-2127592
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5151 McCrimmon Parkway, Suite 216, Morrisville, NC	27560
(Address of principal executive offices)	(zip code)

(919) 659-2100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

The Board of Directors of SciQuest, Inc., a Delaware corporation (“SciQuest”), has extended its prior authorization for the repurchase of up to $5 million of SciQuest’s common stock. Purchases are authorized to be made from time to time over the next 12 months in the open market or in privately negotiated transactions depending on market conditions. The repurchase plan does not obligate SciQuest to repurchase any specific number of shares and may be suspended at any time. In the program to date, SciQuest has purchased approximately 577,000 shares, at an aggregate cost of $557,000.

Item 7(c).    Exhibits.

99.1	Text of Press Release of SciQuest, Inc., dated August 29, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.

By:	/s/ James J. Scheuer
James J. Scheuer Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date:    August 29, 2002

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Text of Press Release of SciQuest, Inc., dated August 29, 2002.